Exhibit 10.1.1

AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Amendment to the Exclusive License Agreement (the “Agreement”) is made as of December 11, 2017 (“Effective Date”) between UNIVERSITY OF MIAMI, a Florida not-for-profit corporation, having business offices located at 1951 NW 7th Avenue, Miami, Florida 33136 (the “LICENSOR”) and Longeveron LLC, a Delaware limited liability company, whose principal place of business is at 1951 NW 7th Avenue, Miami, Florida 33136 (the “LICENSEE”).

WITNESSETH

WHEREAS, LICENSOR and LICENSEE are parties to that certain Exclusive License Agreement dated November 20, 2014 (the “Agreement”); and

WHEREAS, UNIVERSITY and LICENSEE have agreed to further amend the License Agreement as set for below.

NOW THEREFORE, for these and other valuable considerations, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Section 4.3.

i.	Section 4.3(a) of the Agreement is hereby amended and replaced as follows:

(a)	by December 31, 2021, to have completed Phase II clinical trials for the Products; and

(b)	by June 1, 2025, to have completed Phase III clinical trials for Products.

ii.	Section 4.3(b) of the Agreement is hereby amended and replaced as follows:

LICENSEE, upon written request to UNIVERSITY, shall be granted extension(s) of one or more of the milestones above by one (1) year intervals so long as LICENSEE is making commercially reasonable efforts to accomplish the milestones and so long as LICENSEE pays UNIVERSITY a payment of a Five Thousand Dollars ($5,000) fee per extension, If LICENSEE extends a particular milestone, all subsequent milestones will be extended by the same time period.

2.	Ratification. Except as specifically set forth herein, the Agreement and obligations of the UNIVERSITY and LICENSEE thereunder are hereby ratified and confirmed and shall remain in full force and effect.

3.	Entire Agreement. The Agreement, as amended by this Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all previous written or oral representations, agreements, understandings and negotiations with respect thereto.

4.	Choice of Law. This Amendment No. 1 shall be governed by and interpreted in accordance with the laws of the State of Florida, excluding any principle of conflict or choice of law provisions.

5.	Representations and Warranties. The UNIVERSITY, on the one hand, and LICENSEE, on the other hand, hereby represent and warrant to each other as follows:

i.	Each of them has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

ii.	This Amendment has been duly executed and delivered by each of them and constitutes such party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) No consent, approval, authorization or order of, or filing, registration, or qualification with, any court or governmental authority, or third party is required in connection with the execution, delivery or performance of this Amendment by either of the parties.

iii.	To the best of each party’s knowledge, both parties have performed all of their respective obligations under the Agreement (except to the extent such obligations are amended by the terms of this Amendment), and neither party has knowledge of any event which with the giving of notice, the passage of time, or both would constitute a breach of the Agreement by the other party.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized to be effective as of the Effective Date written above.

[Signatures appear on next page]

Longeveron LLC

Date: December 13, 2017	By:	/s/ Suzanne Page

Suzanne Page
Printed Name

COO
Title

UNIVERSITY OF MIAMI

Date: December 11, 2017	By:	/s/ Norma Sue Kenyon
Norma Sue Kenyon
Vice Provost for Innovation